Exhibit 99.1

Investor contacts:

Erica Abrams, Todd Friedman

The Blueshirt Group for CallWave

415-217-7722

erica@blueshirtgroup.com

todd@blueshirtgroup.com

CallWave Announces Results for Third Quarter of Fiscal 2005

Santa Barbara, Calif., April 27, 2005 — CallWave, Inc. (Nasdaq: CALL), a leading provider of VoIP applications, today reported financial results for the three- and nine-month periods ended March 31, 2005.

For the third quarter of fiscal 2005, CallWave reported total revenue of $11.2 million, an increase of 10% over $10.2 million reported in the third quarter of fiscal 2004. Net income for the third quarter of 2005 decreased 41% to $2.3 million, or $0.11 per diluted share, from $3.9 million, or $0.25 per diluted share reported in the prior year. Net income for the 2005 third quarter includes $0.3 million, or $0.02 per diluted share of tax benefits. Weighted average fully diluted shares outstanding for the quarters ended March 31, 2005, and March 31, 2004, were 21,331,000 and 15,354,000, respectively.

Gross margins for the third quarter were 73%, and operating margins were 14%. CallWave used $0.6 million in cash in its operations and closed the quarter with $54.0 million in cash, cash equivalents and marketable securities. At March 31, 2005, CallWave had 856,000 paid subscribers who represented 958,000 lines.

For the nine months ended March 31, 2005, CallWave reported total revenue of $33.9 million, an increase of 19% over $28.5 million reported in the first nine months of fiscal 2004. Net income for the period increased 5% to $9.5 million, or $0.48 per diluted share, from $9.1 million, or $0.59 per diluted share reported in the same period of the prior year. Net income for the 2005 nine-month period includes $2.1 million, or $0.10 per diluted share of tax benefits.

“The third quarter highlighted both the opportunities and challenges in our business,” commented David Hofstatter, President and CEO of CallWave. “The performance of our core landline enhancement business showed the continued potential of that market. At the same time, we experienced the headwinds of simultaneously ramping up new indirect partners and rolling out our new mobile VoIP software. Nevertheless, we remain highly optimistic about our investments in these growth areas.

“It’s important to note that our strategy to grab market share in the mobile VoIP market is in no way an abandonment of our cash-generating landline business. To the contrary, new mobile features and services add value to the landline customer base and to our landline carrier partners by extending customer life and increasing revenue per user. Our strategy is to continue making investments in technology and distribution partnerships that can be leveraged across both the fixed and mobile connections that consumers use.”

Conference Call Details

The CallWave Third Quarter 2005 teleconference and Webcast is scheduled to begin at 4:30 p.m. Eastern Time, on Wednesday, April 27, 2005. To access the live Webcast, please visit the investor relations section of the Company’s website http://www.callwave.com at least 30 minutes prior to the scheduled time to download any necessary audio or plug-in software. An audio replay of the call will also be available to investors beginning at 8:00 p.m. ET on April 27, 2005, through May 11, 2005, by dialing (800) 405-2236 and entering the passcode 11028618.

About CallWave

CallWave is a leader in VoIP enhanced services. The company provides VoIP application services on a subscription basis that add features and functionality to the telecommunications services used in mainstream homes and small offices. CallWave’s proprietary VoIP software allows subscribers to get more out of their existing networks — landline, mobile, and IP — by adding software-based call-handling features, and by bridging all three networks to help subscribers get their important calls. Founded in 1998, CallWave is headquartered in Santa Barbara, California. For further information, please visit www.callwave.com.

Safe Harbor Statement

Except for the historical statements contained herein, the foregoing release contains forward-looking statements, including statements regarding, among other matters, our future financial performance, including expected revenues and earnings per share for the third quarter of 2005. These forward-looking statements are subject to risks and uncertainties, and actual results could differ materially due to several factors, including but not limited to the ability to forecast consumer behavior and recognize or respond to emerging trends, changing preferences or competitive factors, the market acceptance of our new products and product enhancements, claims regarding alleged infringement of third parties’ intellectual property rights, the ability to maintain or expand our customer and partner relationships and other risks and uncertainties. Please consult the various reports and documents filed by CallWave with the U.S. Securities and Exchange Commission, including but not limited to CallWave’s prospectus on Form S-1 for factors potentially affecting the Company’s future financial results. All forward-looking statements are made as of the date hereof and CallWave disclaims any responsibility to update or revise any forward-looking statement provided in this news release. The results for the second quarter of fiscal 2005 are not necessarily indicative of CallWave’s operating results for any future periods.

CallWave is a registered trademark of CallWave, Inc. All other trademarks are the property of their respective holders.

CALLWAVE, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands)

	As of June 30, 2004	As of March 31, 2005
		(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$6,187	$13,116
Marketable securities	7,003	40,850
Restricted cash	335	335
Accounts receivable; net of allowance for doubtful accounts of $402 and $341	3,690	5,272
Inventory	—	586
Prepaid income tax	—	113
Other current assets	153	778

Total current assets	17,368	61,050

Property and equipment, net	1,743	1,723
Deferred tax asset	1,664	3,200
Other assets	853	380

Total assets	$21,628	$66,353

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,245	$661
Accrued payroll	758	800
Deferred revenues	2,401	1,608
Income taxes payable	1,158	408
Other current liabilities	543	1,042

Total current liabilities	6,105	4,519

Commitments and contingencies

Stockholders’ equity:
Convertible preferred stock	28,761	—
Common stock	3,998	69,875
Deferred compensation	(303)	(600)
Accumulated comprehensive income (loss)	—	(46)
Accumulated deficit	(16,933)	(7,395)

Total stockholders’ equity	15,523	61,834

Total liabilities and stockholders’ equity	$21,628	$66,353

CALLWAVE, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited, in thousands, except per share data)

	For the Three Months Ended March 31,		For the Nine Months Ended March 31,
	2004	2005	2004	2005
Revenues	$10,212	$11,194	$28,466	$33,908
Cost of sales	2,990	3,017	8,648	9,160

Gross profit	7,222	8,177	19,818	24,748

Operating expenses:
Sales and marketing	1,503	2,748	4,249	7,722
Research and development	1,316	1,778	3,713	5,054
General and administrative	1,452	2,070	3,720	5,151

Total operating expenses	4,271	6,596	11,682	17,927

Operating income	2,951	1,581	8,136	6,821

Interest income (expense), net	24	344	56	661

Income before income taxes	2,975	1,925	8,192	7,482

Income tax expense (benefit)	(887)	(347)	(886)	(2,056)

Net income	$3,862	$2,272	$9,078	$9,538

Net income per share:
Basic	0.64	0.12	1.58	0.63
Diluted	0.25	0.11	0.59	0.48

Weighted-average common shares outstanding:
Basic	6,065	19,377	5,760	15,033
Diluted	15,354	21,331	15,281	20,026

CALLWAVE, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited, in thousands)

	For the Nine Months Ended March 31,
	2004	2005
Cash flows from operating activities:
Net income	$9,078	$9,538
Operating activity adjustments
Depreciation and amortization	549	566
Amortization of deferred compensation	298	185
Non-employee equity based compensation	—	11
Deferred tax asset	(1,059)	(1,536)
Bad debt expense	967	929

Changes in operating assets & liabilities:
Restricted cash	(335)	—
Accounts receivable, net of bad debt expense	(1,432)	(2,511)
Inventory	—	(586)
Prepaid income tax	—	(113)
Other assets	15	(152)
Accounts payable	103	(584)
Accrued payroll	(134)	42
Deferred revenue	113	(793)
Income taxes payable	172	(750)
Accrued other liabilities	218	499

Net cash provided by operating activities	8,553	4,745

Cash flows from investing activities:
Purchases of marketable securities	(4,800)	(33,893)
Purchases of property and equipment	(358)	(546)

Net cash used in investing activities	(5,158)	(34,439)

Cash flows from financing activities:
Exercises of stock options and warrants	322	1,398
Proceeds from initial public offering	—	37,200
Costs incurred in initial public offering	—	(1,975)

Net cash provided by financing activities	322	36,623

Net increase in cash and cash equivalents	3,717	6,929
Cash and cash equivalents at beginning of the period	2,380	6,187

Cash and cash equivalents at end of the period	$6,097	$13,116